Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-262613) of our report dated March 31, 2023, relating to the financial statements of SKYX Platforms Corp. for the years ended December 31, 2022 and 2021, which appears in this Form 10-K.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 31, 2023